Exhibit 4.11

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 6, 2026

Among

MAREX GROUP LIMITED, as Successor Issuer

MAREX UK HOLDINGS LIMITED (formerly known as MAREX GROUP PLC), as Predecessor Issuer

and

CITIBANK, N.A., as Trustee

Supplementing that Certain

INDENTURE

Dated as of May 1, 2025

Between Marex Group plc, as Issuer and Citibank, N,.A., as Trustee

CONTINGENT CAPITAL CONVERTIBLE SECURITIES

TABLE OF CONTENTS

		Page

ARTICLE I.

DEFINITIONS

SECTION 1.1	Certain Terms Defined in the Indenture	2

ARTICLE II.

ASSUMPTION OF OBLIGATIONS

SECTION 2.1	Assumption of Obligations by Successor Issuer	2
SECTION 2.2	Succession and Substitution; Discharge	3
SECTION 2.3	References to Company or Issuer under the Indenture and Contingent Capital Securities	3

ARTICLE III.

AMENDMENTS TO THE INDENTURE AND CONTINGENT CAPITAL SECURITIES

SECTION 3.1	Amendment of Marex Group plc name in Indenture and Contingent Capital Securities	3
SECTION 3.2	Amendment to Section 1.12 of the Indenture	3
SECTION 3.3	Amendment to Section 8.01 of the Indenture	3
SECTION 3.4	Amendment to Section 8.03 of the Indenture	3
SECTION 3.5	Amendment to Section 10.04 of the Indenture	4

ARTICLE IV.

MISCELLANEOUS

SECTION 4.1	Relationship with Indenture	4
SECTION 4.2	Trust Indenture Act Controls	4
SECTION 4.3	Governing Law	5
SECTION 4.4	Multiple Counterparts	5
SECTION 4.5	Severability	5
SECTION 4.6	Ratification	5
SECTION 4.7	Headings	6
SECTION 4.8	Effectiveness	6
SECTION 4.9	Concerning the Trustee	6

i

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of July 6, 2026 (this “First Supplemental Indenture”), by and among Marex Group Limited, an exempted company limited by shares incorporated in Bermuda with registration number 202505104 (the “Successor Issuer”), having its registered office at c/o Compass Administration Services, Ltd., Crawford House, 50 Cedar Avenue, Hamilton, HM11 Bermuda, Marex UK Holdings Limited (formerly known as Marex Group plc), a private limited company incorporated under the laws of England and Wales with company number 05613060 (the “Predecessor Issuer” or the “Company”), having its registered office at 155 Bishopsgate, London, EC2M 3TQ, United Kingdom, and Citibank, N.A., a national banking association, as Trustee (the “Trustee”), on the date hereof having its principal corporate trust office located at 388 Greenwich Street, New York, new York 10013, supplements that certain Contingent Capital Convertible Securities Indenture, dated as of May 1, 2025, by and between the Predecessor Issuer and the Trustee (the “Indenture”).

RECITALS OF THE PREDECESSOR ISSUER AND THE SUCCESSOR ISSUER

WHEREAS, the Predecessor Issuer has duly authorized, executed and delivered the Indenture to provide for the issuance from time to time of its Contingent Convertible Securities, unlimited as to aggregate principal amount, to bear interest at the rates or formulas, to mature at such times and to have such other provisions as shall be fixed and provided for in the Indenture;

WHEREAS, the Predecessor Issuer and the Successor Issuer have entered into an Agreement and Plan of Reorganization and related transactions (collectively, the “Reorganization”) to effect, among others, the redomiciliation of the parent holding company of the Group (as defined below) from the United Kingdom to Bermuda and a corporate reorganization of the Predecessor Issuer and its consolidated subsidiaries (the “Group”);

WHEREAS, as part of the Reorganization and pursuant to a Scheme of Arrangement effected under the United Kingdom Companies Act 2006 that was approved by the High Court of Justice, Business and Property Courts of England and Wales on June 26, 2026 and that became effective on July 1, 2026, the Predecessor Issuer became a direct wholly-owned subsidiary of the Successor Issuer, and the Successor Issuer became the ultimate parent holding company of the Group;

WHEREAS, as part of the Reorganization, the Predecessor Issuer will transfer substantially all of its assets to the Successor Issuer within the meaning of Section 8.01 of the Indenture;

WHEREAS, contemporaneously with the completion of the Reorganization, (i) pursuant to Section 8.01 of the Indenture, the Successor Issuer shall assume the Predecessor Issuer’s obligation for the due and punctual payment of the principal of and any premium and interest on any outstanding Contingent Capital Securities and the performance or observance of every covenant of the Indenture on the part of the Predecessor Issuer to be performed or observed and (ii) pursuant to Section 8.02 of the Indenture, the Successor Issuer shall succeed to, and be substituted for, and may exercise every right and power of, the Predecessor Issuer under the Indenture with the same effect as if the Successor Issuer had been named as the Company in the Indenture, and thereafter, the Predecessor Issuer shall be relieved of all obligations and covenants under the Indenture and any outstanding Contingent Capital Securities (the “Succession”);

WHEREAS, Section 9.01(a) of the Indenture provides that without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture and in the Contingent Capital Securities;

WHEREAS, Section 9.01(i) of the Indenture provides that, without the consent of the Holders of any Securities, the parties hereto may enter into one or more supplemental indentures to make any provision with respect to matters or questions arising under the Indenture that do not adversely affect the interests of the Holders of any series of the Contingent Capital Securities in any material respect;

WHEREAS, in connection with the Reorganization, the Predecessor Issuer and the Successor Issuer desire to execute and deliver this First Supplemental Indenture in accordance with Sections 8.01, 8.02, 9.01(a) and 9.01(i) of the Indenture, and by this First Supplemental Indenture, upon effectiveness of the Reorganization on the date hereof, to amend and supplement the Indenture in certain respects to evidence the Succession of the Successor Issuer to the Predecessor Issuer and the express assumption by the Successor Issuer of (i) the due and punctual payment of the principal, premium, if any, and interest on any outstanding Contingent Capital Securities and (ii) the performance of every covenant in the Indenture and contained in any outstanding Contingent Capital Securities to be performed or observed by Predecessor Issuer;

WHEREAS, in accordance with Sections 8.01, 8.02 and 9.01 of the Indenture, each of the Company and the Successor Issuer, by action duly taken, has respectively authorized the execution of this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms;

WHEREAS, the Company and the Successor Issuer have requested that the Trustee join with them in the execution and delivery of this First Supplemental Indenture; and

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Predecessor Issuer, the Successor Issuer and the Trustee, for the benefit of each other and for the equal and ratable benefit of the Holders of the Contingent Capital Securities, enter into this First Supplemental Indenture and agree as set forth below:

ARTICLE I.

DEFINITIONS

SECTION 1.1 Certain Terms Defined in the Indenture.

For purposes of this First Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as amended and supplemented hereby.

ARTICLE II.

ASSUMPTION OF OBLIGATIONS

SECTION 2.1 Assumption of Obligations by Successor Issuer .

Pursuant to, and in compliance and accordance with, Sections 8.01 and 9.01(a) of the Indenture, effective as of the date hereof, the Successor Issuer hereby expressly assumes the due and punctual payment of any principal, premium or interest (including all additional amounts, if any, payable pursuant to Section 10.04 of the Indenture,) in respect of all the Contingent Capital Securities and the performance of every covenant of the Indenture on the part of the Predecessor Issuer to be performed or observed under the Indenture.

SECTION 2.2 Succession and Substitution; Discharge .

Pursuant to Sections 8.02 and 9.01(a) of the Indenture, effective as of the date hereof, the Successor Issuer hereby succeeds to, and is substituted for, and may exercise every right and power of, the Predecessor Issuer under the Indenture with the same effect as if the Successor Issuer had been named as the “Company” or the “Issuer” therein, and following such succession, substitution and assumption of obligations by the Successor Issuer, the Company is relieved of all obligations and covenants under the Indenture and the Contingent Capital Securities, effective as of the date hereof.

SECTION 2.3 References to Company or Issuer under the Indenture and Contingent Capital Securities.

From and after the date hereof, the provisions of the Indenture and any outstanding Contingent Capital Securities referring to the Predecessor Issuer (referred to as the ‘Company’ or the ‘Issuer’ in the Indenture and any outstanding Contingent Capital Securities) shall refer instead to the Successor Issuer, unless and until such time there is a successor to the Successor Issuer.

ARTICLE III.

AMENDMENTS TO THE INDENTURE AND CONTINGENT CAPITAL SECURITIES

SECTION 3.1 Amendment of Marex Group plc name in Indenture and Contingent Capital Securities.

The name “Marex Group plc” all throughout the Indenture and any outstanding Contingent Capital Securities shall be replaced with “Marex Group Limited”.

SECTION 3.2 Amendment to Section 1.12 of the Indenture.

Section 1.12 of the Indenture is hereby amended by replacing the words “England and Wales” with “Bermuda”.

SECTION 3.3 Amendment to Section 8.01 of the Indenture.

Section 8.01(1) of the Indenture is hereby amended by:

(1) inserting, after the words “United Kingdom,” the words “and Bermuda”;

(2) replacing the words “the jurisdiction” with the words “the jurisdiction(s)”; and

(3) inserting, after the words “tax purposes,” the words “and, if different, organized”;

SECTION 3.4 Amendment to Section 8.03 of the Indenture.

(a)   Section 8.03(1) of the Indenture is hereby amended by deleting the proviso therein in its entirety and replacing the same with the following:

“(provided, however, that, for the purposes of the Company’s obligation to pay to Holders all Additional Amounts, if any, payable pursuant to Section 10.04 in respect of the Contingent Capital Securities, the references to the United Kingdom and Bermuda in the definition of Taxing Jurisdiction in Section 10.04(a) will be substituted with references to such successor entity’s country of organization and, if different, the jurisdiction in which such successor entity is resident for tax purposes)”

(b)   Section 8.03(b) of the Indenture is hereby amended by deleting the proviso therein in its entirety and replacing the same with the following:

“(provided, however, that for these purposes the references to the United Kingdom and Bermuda in the definition of Taxing Jurisdiction in Section 10.04(a) will be substituted with references to such successor entity’s country of organization and, if different, the jurisdiction in which such successor entity is resident for tax purposes)”

SECTION 3.5 Amendment to Section 10.04 of the Indenture.

Section 10.04(a) of the Indenture is hereby amended by replacing the phrase “United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax” with the phrase “United Kingdom, Bermuda, or any political subdivision or taxing authority of or in any of the foregoing having the power to tax”.

ARTICLE IV.

MISCELLANEOUS

SECTION 4.1 Relationship with Indenture.

Pursuant to Section 9.04 of the Indenture, the Indenture shall be modified in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes; and every Holder theretofore or thereafter of Contingent Capital Securities issued, authenticated and delivered under the Indenture shall be bound hereby. The terms and provisions contained in the Indenture will constitute, and are hereby expressly made, a part of this First Supplemental Indenture. However, to the extent any provision of the Indenture conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture will govern and be controlling.

SECTION 4.2 Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 4.3 Governing Law.

The Indenture, this First Supplemental Indenture and the Contingent Capital Securities shall be governed by, and construed in accordance with, the Law of the State of New York, except to the extent specified in Section 1.12 of the Indenture.

SECTION 4.4 Multiple Counterparts.

The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same First Supplemental Indenture. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This First Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

SECTION 4.5 Severability.

Each provision of this First Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this First Supplemental Indenture, or the Contingent Capital Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 4.6 Ratification.

The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.

SECTION 4.7 Headings.

The Section headings in this First Supplemental Indenture are for convenience only and shall not affect the construction thereof.

SECTION 4.8 Effectiveness.

The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

SECTION 4.9 Concerning the Trustee.

In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee makes no representations as to the validity, execution or sufficiency of this First Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of each of the Company and the Successor Issuer. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, indemnities, powers, and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

Marex Group Limited

By:	/s/ Ian Lowitt
Name: Ian Lowitt
Title: Chief Executive Officer

Marex UK Holdings Limited
(formerly known as Marex Group plc)

By:	/s/ Ian Lowitt
Name: Ian Lowitt
Title: Chief Executive Officer

[Signature Page to First Supplemental Indenture – Contingent Capital Securities]

Citibank, N.A.

By:	/s/ Eva Waite
Name: Eva Waite
Title: Chief Executive Officer

[Signature Page to First Supplemental Indenture – Contingent Capital Securities]